Exhibit 99.1

NetApp reports second quarter of fiscal year 2022 results

Net revenues for the second quarter grew 11% year-over-year to $1.57 billion;

Expanded cloud partnerships and delivered substantial innovation across entire portfolio

•
NetApp™ Public Cloud annualized revenue run rate (ARR)1 increased 80% year-over-year to $388 million
•
All-flash array annualized net revenue run rate2 increased 22% year-over-year to $3.1 billion
•
Product revenue grew 9% year-over-year to $814 million
•
Billings3 increased 7% year-over-year to $1.55 billion
•
$298 million in cash provided by operations; $252 million in free cash flow3

SAN JOSE, Calif.—November 30, 2021—NetApp (NASDAQ: NTAP) today reported financial results for the second quarter of fiscal year 2022, which ended on October 29, 2021.

“We delivered another strong quarter, with results all at the high end or above our guidance. Our performance reflects a strong demand environment, a clear vision, and exceptional execution by the NetApp team and gives the confidence to raise our full year guidance for revenue, EPS and Public Cloud ARR,” said George Kurian, chief executive officer. “We are gaining share in the key markets of all-flash and object storage, while rapidly scaling our public cloud business. Our industry-leading innovation and unique and deep cloud partnerships position us well to capitalize on significant opportunity ahead.”

Second quarter of fiscal year 2022 financial results

•
Net revenues: $1.57 billion, compared to $1.42 billion in the second quarter of fiscal year 2021
o
Hybrid Cloud segment revenue: $1.48 billion, compared to $1.37 billion in the second quarter of fiscal year 2021
o
Public Cloud segment revenue: $87 million, compared to $47 million in the second quarter of fiscal year 2021
•
Net income: GAAP net income of $224 million, compared to $137 million in the second quarter of fiscal year 2021; non-GAAP net income4 of $292 million, compared to $236 million in the second quarter of fiscal year 2021
•
Earnings per share: GAAP net income per share5 of $0.98, compared to $0.61 in the second quarter of fiscal year 2021; non-GAAP net income per share of $1.28, compared to $1.05 in the second quarter of fiscal year 2021
•
Cash, cash equivalents and investments: $4.55 billion at the end of the second quarter of fiscal year 2022
•
Cash provided by operations: $298 million, compared to $161 million in the second quarter of fiscal year 2021

•
Share repurchase and dividends: Returned $237 million to shareholders through share repurchases and cash dividends

Third quarter of fiscal year 2022 financial outlook

The Company provided the following financial guidance for the third quarter of fiscal year 2022:

Net revenues are expected to be in the range of:	$1.525 billion to $1.675 billion
	GAAP	Non-GAAP
Earnings per share is expected to be in the range of:	$0.93 - $1.03	$1.21 - $1.31

Full fiscal year 2022 financial outlook

The Company provided an update to their financial guidance for the full fiscal year 2022:

Net revenues are expected to grow in the range of:	9% to 10%
Public Cloud ARR is expected to exit the fiscal year in the range of:	$510 million to $540 million
	GAAP	Non-GAAP
Consolidated gross margins are expected to be:	~67%	~68%
Operating margins are expected to be:	18% - 19%	23% - 24%
Effective tax rate is expected to be:	~21%	~19%
Earnings per share is expected to be in the range of:	$3.80 - $4.00	$4.90 - $5.10

Dividend

The next cash dividend of $0.50 per share is to be paid on January 26, 2022, to shareholders of record as of the close of business on January 7, 2022.

Second quarter of fiscal year 2022 business highlights

Expanding cloud partnerships

•
AWS and NetApp announced the general availability of Amazon FSx for NetApp ONTAP, a native AWS managed service that’s powered by NetApp ONTAP software and is available around the world.
•
Google Cloud announced that NetApp will serve as the primary data and storage vendor for its new Google Distributed Cloud Hosted offering and introduced the integration of Google Cloud VMware Engine with NetApp Cloud Volumes Service support for VM datastores, a fully managed service that helps organizations meet their need for virtual workload storage and disaster recovery.
•
NetApp and Google Cloud launched NetApp Cloud Volumes Service for Google Cloud in Salt Lake City and Tokyo, with available Cloud Volumes Service regions now totaling 19 as demand continues to increase.
•
NetApp announced expanded backup/restore and cross-region replication capabilities in Azure NetApp Files.

•
NetApp announced that whitelisting has been removed from Azure NetApp Files, enabling customers to directly consume Azure NetApp Files from the Azure portal, CLI, API, or with the software development kit (SDK).

Leading innovation

•
NetApp announced an agreement to acquire CloudCheckr™ to expand the Spot by NetApp cloud operations (CloudOps) portfolio, enabling organizations to better optimize and secure multi-cloud infrastructures. The CloudCheckr acquisition closed on November 5, 2021.
•
NetApp announced the latest release of NetApp ONTAP™ data management software, which offers autonomous ransomware protection against cyberattacks, increased performance for SAN and modern workloads with NVMe over TCP (NVMe/TCP) support, expanded object storage capabilities with NetAppSnapMirror™, and simplified storage management.
•
NetApp introduced new digital wallet capabilities available in NetApp Cloud Managerfor greater mobility and more visibility into usage of data service licenses across a hybrid cloud, with prepayment of credits enabling streamlined deployment.
•
NetApp introduced enhancements to NetApp Cloud Backup and Cloud Data Sense services. Enhancements include greater data protection and governance for ONTAP environments, simplified deployment of NetApp Cloud Volumes ONTAP with new customer-ready templates, and fully embedded NetApp Active IQ™ in Cloud Manager.
•
NetApp announced Kubernetes enhancements and deeper ONTAP integrations with NetAppCloud Insights to support and manage Kubernetes workloads.
•
NetApp announced a new freemium service tier for Cloud Volumes ONTAP. This service tier gives customers access to a full-featured, perpetual license to use ONTAP in the cloud for workloads that need less than 500GB of storage.
•
NetApp previewed NetApp Astra™ Data Store, a Kubernetes-native shared file service for unified management of container-based storage and virtual machines (VMs) across a hybrid cloud.
•
Spot by NetApp launched Spot Elastigroup by NetApp for Azure Stateful Groups, allowing companies to use Azure’s Spot VM technology to save up to 90% of infrastructure costs while running stateful applications.
•
Spot by NetApp announced Spot Security, a new product to help safeguard cloud infrastructure with automated security monitoring, analysis, and remediation capabilities
•
NetApp introduced new Support and Professional Services offerings, including the extension of NetApp SupportEdge Advisor and SupportEdge Protect for cloud services, as well as NetApp Flex Professional Services (FlexPS), which offers on-demand support for customers transitioning to hybrid cloud.

NetApp recognition and awards

•
NetApp was named a leader in the 2021 Gartner Magic Quadrant for Primary Storage.6 NetApp was also among this year’s top vendor solutions evaluated in the 2021 Gartner Critical Capabilities for Primary Storage7 across all use cases. In the Cloud IT Operations use case, the NetApp AFF A-Series family received the highest scores.
•
NetApp AI won a 2021 Stratus Award for artificial intelligence from the Business Intelligence Group.

Webcast and conference call information

NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:30 p.m. Pacific Time today.

“Safe Harbor” statement under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the Third Quarter of Fiscal Year 2022 Financial Outlook section and Full Fiscal Year 2022 Financial Outlook section and statements about our ability to gain share in key markets while scaling our public cloud business, and our ability to capitalize on significant opportunity ahead. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, customer demand for and acceptance of our products and services, our ability to successfully execute on our data fabric strategy to generate profitable growth and stockholder return, our ability to successfully execute new business models, general global political, macroeconomic and market conditions, changes in U.S. government spending, revenue seasonality, our ability to manage our gross profit margins, the impact of the COVID-19 pandemic on our business operations, including supply chain disruptions, our financial performance and results of operations, and our ability to expand our total available market and grow our portfolio of products. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted annual report on Form 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp, the NetApp logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

Footnotes

1Public Cloud annualized revenue run rate (ARR) is calculated as the annualized value of all Public Cloud customer commitments with the assumption that any commitment expiring during the next 12 months will be renewed with its existing terms.

2All-flash array annualized net revenue run rate is determined by products and services revenue for the current quarter, multiplied by 4.

3Refer to the NetApp Usage of Non-GAAP Financial Information section below for an explanation of billings and free cash flow.

4Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale or derecognition of assets, (h) gains/losses on the sale of investments in equity securities, (i) debt extinguishment costs, (j) COVID-19 charges and (k) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

5GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

6Gartner, “Magic Quadrant for Primary Storage, 2021,” Jeff Vogel, Roger W. Cox, Joseph Unsworth, Santhosh Rao, October 11, 2021.

7Gartner, “Critical Capabilities for Primary Storage, 2021,” Santhosh Rao, Roger W. Cox, Joseph Unsworth, Jeff Vogel, October 11, 2021.

NetApp usage of non-GAAP financial information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, free cash flow, billings, and historical and projected non-GAAP earnings per diluted share. NetApp also presents the hardware and software components of our GAAP product revenues. Because our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation, hardware and software components of our product revenues are considered non-GAAP measures. The hardware and software components of our product revenues are derived from an estimated fair value allocation of the transaction price of our contracts with customers, down to the level of the product hardware and software components. This allocation is primarily based on the contractual prices at which NetApp has historically billed customers for such respective components.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp believes that the presentation of the software and hardware components of our product revenues is meaningful to investors and management as it illustrates the significance of the Company’s software and provides improved visibility into the value created by our software innovation and R&D investment.

NetApp approximates billings by adding net revenues as reported on our Condensed Consolidated Statements of Operations for the period to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period. Billings is a performance measure that NetApp believes provides useful information to management and investors because it approximates the amounts under purchase orders received by us during a given period that have been billed.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because the amount can fluctuate based on variables unrelated to the performance of the underlying business. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, are less useful for future planning and forecasting.

E. Restructuring charges.These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, are less useful for future planning and forecasting.

J. COVID-19 charges. NetApp has excluded certain non-recurring expenses incurred as a direct result of the COVID-19 pandemic. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, are less useful for future planning and forecasting.

K. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

About NetApp

In a world full of generalists, NetApp is a specialist. We’re focused on one thing, helping your business get the most out of your data. NetApp brings the enterprise-grade data services you rely on into the cloud, and the simple flexibility of cloud into the data center. Our industry-leading solutions work across diverse customer environments and the world’s biggest public clouds. As a cloud-led, data-centric software company, only NetApp can help build your unique data fabric, simplify and connect your cloud, and securely deliver the right data, services, and applications to the right people—anytime, anywhere.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 29, 2021	April 30, 2021

ASSETS

Current assets:
Cash, cash equivalents and investments	$4,548	$4,596
Accounts receivable	647	945
Inventories	155	114
Other current assets	319	346
Total current assets	5,669	6,001

Property and equipment, net	549	525
Goodwill and purchased intangible assets, net	2,137	2,140
Other non-current assets	867	694
Total assets	$9,222	$9,360

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$432	$420
Accrued expenses	796	970
Short-term deferred revenue and financed unearned services revenue	1,967	2,062
Total current liabilities	3,195	3,452
Long-term debt	2,634	2,632
Other long-term liabilities	735	650
Long-term deferred revenue and financed unearned services revenue	1,899	1,941
Total liabilities	8,463	8,675

Stockholders' equity	759	685
Total liabilities and stockholders' equity	$9,222	$9,360

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 29, 2021	October 30, 2020	October 29, 2021	October 30, 2020
Net revenues:
Product	$814	$749	$1,544	$1,376
Services	752	667	1,480	1,343
Net revenues	1,566	1,416	3,024	2,719

Cost of revenues:
Cost of product	372	360	701	676
Cost of services	135	123	265	238
Total cost of revenues	507	483	966	914
Gross profit	1,059	933	2,058	1,805

Operating expenses:
Sales and marketing	465	432	916	861
Research and development	216	212	426	445
General and administrative	76	67	142	128
Restructuring charges	7	37	29	42
Acquisition-related expense	1	3	2	11
Total operating expenses	765	751	1,515	1,487

Income from operations	294	182	543	318

Other expense, net	(14)	(7)	(26)	(39)

Income before income taxes	280	175	517	279

Provision for income taxes	56	38	91	65

Net income	$224	$137	$426	$214

Net income per share:
Basic	$1.00	$0.62	$1.91	$0.96

Diluted	$0.98	$0.61	$1.86	$0.96

Shares used in net income per share calculations:
Basic	223	222	223	222

Diluted	229	224	229	223

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 29, 2021	October 30, 2020	October 29, 2021	October 30, 2020
Cash flows from operating activities:
Net income	$224	$137	$426	$214
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46	56	92	105
Non-cash operating lease cost	15	13	28	26
Stock-based compensation	62	49	115	103
Deferred income taxes	(17)	—	(32)	—
Other items, net	(16)	3	(12)	28
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	5	(194)	292	197
Inventories	(47)	20	(41)	29
Accounts payable	62	(30)	11	(59)
Accrued expenses	36	117	(206)	(69)
Deferred revenue and financed unearned services revenue	(15)	40	(97)	(118)
Long-term taxes payable	(57)	(52)	(65)	(46)
Changes in other operating assets and liabilities, net	—	2	29	(9)
Net cash provided by operating activities	298	161	540	401
Cash flows from investing activities:
Redemptions of investments, net	15	22	26	107
Purchases of property and equipment	(46)	(40)	(97)	(92)
Proceeds from sale of properties	—	—	—	6
Acquisitions of businesses, net of cash acquired	—	—	(14)	(350)
Other investing activities, net	—	8	—	8
Net cash used in investing activities	(31)	(10)	(85)	(321)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	—	1	53	49
Payments for taxes related to net share settlement of stock awards	(6)	(1)	(63)	(34)
Repurchase of common stock	(125)	—	(225)	—
Repayments of commercial paper notes, original maturities of three months or less, net	—	(50)	—	(420)
Issuance of debt, net of issuance costs	—	—	—	2,057
Repayments and extinguishment of debt	—	(100)	—	(689)
Dividends paid	(112)	(107)	(224)	(214)
Other financing activities, net	—	—	(2)	(3)
Net cash (used in) provided by financing activities	(243)	(257)	(461)	746

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8)	1	(13)	44

Net change in cash, cash equivalents and restricted cash	16	(105)	(19)	870
Cash, cash equivalents and restricted cash:
Beginning of period	4,500	3,641	4,535	2,666
End of period	$4,516	$3,536	$4,516	$3,536

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DPO and Inventory Turns)
(Unaudited)

     In the first quarter of fiscal year 2022, the Company introduced two segments for financial reporting purposes: Hybrid Cloud and Public Cloud. Prior period disclosures have been revised for comparability.

Revenues by Segment
	Q2'FY22	Q1'FY22	Q2'FY21
Product	$814	$730	$749
Support	590	578	553
Professional and Other Services	75	71	67
Hybrid Cloud Segment Net Revenues	1,479	1,379	1,369
Public Cloud Segment Net Revenues	87	79	47
Net Revenues	$1,566	$1,458	$1,416

Gross Profit by Segment
	Q2'FY22	Q1'FY22	Q2'FY21
Product	$445	$404	$397
Support	542	530	503
Professional and Other Services	21	20	17
Hybrid Cloud Segment Gross Profit	1,008	954	917
Public Cloud Segment Gross Profit	62	56	31
Total Segments Gross Profit	1,070	1,010	948

Amortization of Intangible Assets	(7)	(7)	(12)
Stock-based Compensation	(4)	(4)	(3)
Unallocated Cost of Revenues	(11)	(11)	(15)

Gross Profit	$1,059	$999	$933

Gross Margin by Segment
	Q2'FY22	Q1'FY22	Q2'FY21
Product	54.7%	55.3%	53.0%
Support	91.9%	91.7%	91.0%
Professional and Other Services	28.0%	28.2%	25.4%
Hybrid Cloud Segment Gross Margin	68.2%	69.2%	67.0%
Public Cloud Segment Gross Margin	71.3%	70.9%	66.0%

Product Revenues
	Q2'FY22	Q1'FY22	Q2'FY21
Total	$814	$730	$749
Software*	$475	$414	$417
Hardware*	$339	$316	$332

* Our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation. We have provided a breakdown of our GAAP product revenues into the software and hardware components to display the significance of software included in total product revenues.

Software and recurring support and public cloud revenue
	Q2'FY22	Q1'FY22	Q2'FY21
Product - Software	$475	$414	$417
Support	590	578	553
Public Cloud	87	79	47
Software and recurring support and public cloud revenue*	$1,152	$1,071	$1,017

Software and recurring support and public cloud revenue as a percentage of net revenues	74%	73%	72%

*Software and recurring support and public cloud revenue is a non-GAAP measure because it includes the software component of our product revenues, but not the hardware component.

Geographic Mix
	% of Q2 FY'22	% of Q1 FY'22	% of Q2 FY'21
	Revenue	Revenue	Revenue
Americas	55%	54%	55%
Americas Commercial	43%	43%	40%
U.S. Public Sector	12%	11%	15%
EMEA	29%	31%	30%
Asia Pacific	15%	15%	15%

Pathways Mix
	% of Q2 FY'22	% of Q1 FY'22	% of Q2 FY'21
	Revenue	Revenue	Revenue
Direct	24%	23%	25%
Indirect	76%	77%	75%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate

	Q2'FY22	Q1'FY22	Q2'FY21
Non-GAAP Income from Operations	$374	$336	$291
% of Net Revenues	23.9%	23.0%	20.6%
Non-GAAP Income before Income Taxes	$360	$324	$278
Non-GAAP Effective Tax Rate	18.9%	18.8%	15.1%

Non-GAAP Net Income
	Q2'FY22	Q1'FY22	Q2'FY21
Non-GAAP Net Income	$292	$263	$236
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	229	229	224
Non-GAAP Net Income per Share, Diluted	$1.28	$1.15	$1.05

Select Balance Sheet Items
	Q2'FY22	Q1'FY22	Q2'FY21
Deferred Revenue and Financed Unearned Services Revenue	$3,866	$3,904	$3,651
DSO (days)	38	41	51
DPO (days)	78	73	69
Inventory Turns	13	17	17

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q2'FY22	Q1'FY22	Q2'FY21
Net Cash Provided by Operating Activities	$298	$242	$161
Purchases of Property and Equipment	$46	$51	$40
Free Cash Flow	$252	$191	$121
Free Cash Flow as % of Net Revenues	16.1%	13.1%	8.5%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY22	Q1'FY22	Q2'FY21
NET INCOME	$224	$202	$137
Adjustments:
Amortization of intangible assets	10	9	15
Stock-based compensation	62	53	49
Litigation settlements	—	2	5
Restructuring charges	7	22	37
Acquisition-related expense	1	1	3
Gain on sale of equity investment	—	—	(6)
Income tax effects	(13)	(26)	(9)
Income tax expenses from integration of acquired companies	1	—	5
NON-GAAP NET INCOME	$292	$263	$236

COST OF REVENUES	$507	$459	$483
Adjustments:
Amortization of intangible assets	(7)	(7)	(12)
Stock-based compensation	(4)	(4)	(3)
NON-GAAP COST OF REVENUES	$496	$448	$468

COST OF PRODUCT REVENUES	$372	$329	$360
Adjustments:
Amortization of intangible assets	(2)	(2)	(7)
Stock-based compensation	(1)	(1)	(1)
NON-GAAP COST OF PRODUCT REVENUES	$369	$326	$352

COST OF SERVICES REVENUES	$135	$130	$123
Adjustments:
Amortization of intangible assets	(5)	(5)	(5)
Stock-based compensation	(3)	(3)	(2)
NON-GAAP COST OF SERVICES REVENUES	$127	$122	$116

GROSS PROFIT	$1,059	$999	$933
Adjustments:
Amortization of intangible assets	7	7	12
Stock-based compensation	4	4	3
NON-GAAP GROSS PROFIT	$1,070	$1,010	$948

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY22	Q1'FY22	Q2'FY21
SALES AND MARKETING EXPENSES	$465	$451	$432
Adjustments:
Amortization of intangible assets	(3)	(2)	(3)
Stock-based compensation	(29)	(26)	(24)
NON-GAAP SALES AND MARKETING EXPENSES	$433	$423	$405

RESEARCH AND DEVELOPMENT EXPENSES	$216	$210	$212
Adjustment:
Stock-based compensation	(19)	(15)	(15)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$197	$195	$197

GENERAL AND ADMINISTRATIVE EXPENSES	$76	$66	$67
Adjustments:
Stock-based compensation	(10)	(8)	(7)
Litigation settlements	—	(2)	(5)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$66	$56	$55

RESTRUCTURING CHARGES	$7	$22	$37
Adjustment:
Restructuring charges	(7)	(22)	(37)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$1	$1	$3
Adjustment:
Acquisition-related expense	(1)	(1)	(3)
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—

OPERATING EXPENSES	$765	$750	$751
Adjustments:
Amortization of intangible assets	(3)	(2)	(3)
Stock-based compensation	(58)	(49)	(46)
Litigation settlements	—	(2)	(5)
Restructuring charges	(7)	(22)	(37)
Acquisition-related expense	(1)	(1)	(3)
NON-GAAP OPERATING EXPENSES	$696	$674	$657

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY22	Q1'FY22	Q2'FY21
INCOME FROM OPERATIONS	$294	$249	$182
Adjustments:
Amortization of intangible assets	10	9	15
Stock-based compensation	62	53	49
Litigation settlements	—	2	5
Restructuring charges	7	22	37
Acquisition-related expense	1	1	3
NON-GAAP INCOME FROM OPERATIONS	$374	$336	$291

OTHER EXPENSE, NET	$(14)	$(12)	$(7)
Adjustment:
Gain on sale of equity investment	—	—	(6)
NON-GAAP OTHER EXPENSE, NET	$(14)	$(12)	$(13)

INCOME BEFORE INCOME TAXES	$280	$237	$175
Adjustments:
Amortization of intangible assets	10	9	15
Stock-based compensation	62	53	49
Litigation settlements	—	2	5
Restructuring charges	7	22	37
Acquisition-related expense	1	1	3
Gain on sale of equity investment	—	—	(6)
NON-GAAP INCOME BEFORE INCOME TAXES	$360	$324	$278

PROVISION FOR INCOME TAXES	$56	$35	$38
Adjustments:
Income tax effects	13	26	9
Income tax expenses from integration of acquired companies	(1)	—	(5)
NON-GAAP PROVISION FOR INCOME TAXES	$68	$61	$42

NET INCOME PER SHARE	$0.98	$0.88	$0.61
Adjustments:
Amortization of intangible assets	0.04	0.04	0.07
Stock-based compensation	0.27	0.23	0.22
Litigation settlements	—	0.01	0.02
Restructuring charges	0.03	0.10	0.17
Acquisition-related expense	—	—	0.01
Gain on sale of equity investment	—	—	(0.03)
Income tax effects	(0.06)	(0.11)	(0.04)
Income tax expenses from integration of acquired companies	—	—	0.02
NON-GAAP NET INCOME PER SHARE	$1.28	$1.15	$1.05

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q2'FY22	Q1'FY22	Q2'FY21
Gross margin-GAAP	67.6%	68.5%	65.9%
Cost of revenues adjustments	0.7%	0.8%	1.1%
Gross margin-Non-GAAP	68.3%	69.3%	66.9%

GAAP cost of revenues	$507	$459	$483
Cost of revenues adjustments:
Amortization of intangible assets	(7)	(7)	(12)
Stock-based compensation	(4)	(4)	(3)
Non-GAAP cost of revenues	$496	$448	$468

Net revenues	$1,566	$1,458	$1,416

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q2'FY22	Q1'FY22	Q2'FY21
Product gross margin-GAAP	54.3%	54.9%	51.9%
Cost of product revenues adjustments	0.4%	0.4%	1.1%
Product gross margin-Non-GAAP	54.7%	55.3%	53.0%

GAAP cost of product revenues	$372	$329	$360
Cost of product revenues adjustments:
Amortization of intangible assets	(2)	(2)	(7)
Stock-based compensation	(1)	(1)	(1)
Non-GAAP cost of product revenues	$369	$326	$352

Product revenues	$814	$730	$749

RECONCILIATION OF NON-GAAP TO GAAP
SERVICES GROSS MARGIN
($ in millions)

	Q2'FY22	Q1'FY22	Q2'FY21
Services gross margin-GAAP	82.0%	82.1%	81.6%
Cost of services revenues adjustment	1.1%	1.1%	1.0%
Services gross margin-Non-GAAP	83.1%	83.2%	82.6%

GAAP cost of services revenues	$135	$130	$123
Cost of services revenues adjustments:
Amortization of intangible assets	(5)	(5)	(5)
Stock-based compensation	(3)	(3)	(2)
Non-GAAP cost of services revenues	$127	$122	$116

Services revenues	$752	$728	$667

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q2'FY22	Q1'FY22	Q2'FY21
GAAP effective tax rate	20.0%	14.8%	21.7%
Adjustments:
Income tax effects	(0.8)%	4.1%	(3.8)%
Income tax expenses from integration of acquired companies	(0.4)%	—%	(2.9)%
Non-GAAP effective tax rate	18.9%	18.8%	15.1%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q2'FY22	Q1'FY22	Q2'FY21
Net cash provided by operating activities	$298	$242	$161
Purchases of property and equipment	(46)	(51)	(40)
Free cash flow	$252	$191	$121

RECONCILIATION OF NET REVENUES
TO BILLINGS (NON-GAAP)
(In millions)

	Q2'FY22	Q1'FY22	Q2'FY21
Net revenues	$1,566	$1,458	$1,416
Change in deferred revenue and financed unearned services revenue*	(15)	(82)	40
Billings	$1,551	$1,376	$1,456

* As reported on our Condensed Consolidated Statements of Cash Flows

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
THIRD QUARTER FISCAL 2022

Third Quarter
Fiscal 2022

Non-GAAP Guidance - Net Income Per Share	$1.21 - $1.31

Adjustments of Specific Items to Net Income
Per Share for the Third Quarter Fiscal 2022:
Amortization of intangible assets	($0.04)
Stock-based compensation expense	($0.27)
Income tax effects	$0.03
Total Adjustments	($0.28)

GAAP Guidance - Net Income Per Share	$0.93 - $1.03

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
FISCAL 2022
(Unaudited)

GROSS MARGIN

Gross Margin - Non-GAAP Guidance	~68%
Adjustment:
Cost of revenues adjustments	(1)%
Gross Margin - GAAP Guidance	~67%

OPERATING MARGIN

Operating Margin - Non-GAAP Guidance	23% - 24%
Adjustments:
Amortization of intangible assets	(1)%
Stock-based compensation expense	(4)%
Operating Margin - GAAP Guidance	18% - 19%

EFFECTIVE TAX RATE

Effective Tax Rate - Non-GAAP Guidance
Adjustment:	~19%
Income tax effects	2%
Effective Tax Rate - GAAP Guidance	~21%

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FISCAL 2022

Fiscal 2022

Non-GAAP Guidance - Net Income Per Share	$4.90 - $5.10

Adjustments of Specific Items to Net Income
Per Share for Fiscal 2022:
Amortization of intangible assets	($0.17)
Stock-based compensation expense	($1.06)
Income tax effects	$0.13
Total Adjustments	($1.10)

GAAP Guidance - Net Income Per Share	$3.80 - $4.00

Some items may not add or recalculate due to rounding.

Contacts:

(Press)

Chris Drago

1 831 900 8889

chris.drago@netapp.com

(Investors)

Lance Berger

1 408 822 6628

lance.berger@netapp.com